                                                                     Exhibit 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                        June 2, 2005

Endurance Specialty Holdings Ltd.
Wellesley House, 90 Pitts Bay Road
Pembroke HM 08, Bermuda

Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
c/o Endurance U.S. Holdings Corporation
333 Westchester Avenue
White Plains, New York  10607

                           Re:      Endurance Specialty Holdings Ltd.
                                    Endurance Holdings Capital Trust I
                                    Endurance Holdings Capital Trust II
                                    Registration Statement on Form S-3
                                    ----------------------------------

Ladies and Gentlemen:

         We have acted as special U.S. counsel to Endurance Specialty Holdings
Ltd., an exempted company incorporated in Bermuda as a holding company (the
"Company"), and to Endurance Holdings Capital Trust I and Endurance Holdings
Capital Trust II (together, the "Trusts"), each a statutory trust created under the Delaware Statutory Trust Act, in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the
Company and the Trusts with the Securities and Exchange Commission (the
"Commission"). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the
"Securities Act"), of the following securities: (i) senior unsecured debt securities of the Company, in one or more series (the "Senior Debt Securities"), which may be issued under a senior indenture (the "Senior Debt Indenture"), dated July 15, 2004, between the Company and The Bank of New York, as

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

trustee, (ii) subordinated unsecured debt securities of the Company, in one or more series (the "Subordinated Debt Securities" and, together with the Senior
Debt Securities, the "Debt Securities") which may be issued under a subordinated indenture (the "Subordinated Debt Indenture"), proposed to be entered into between the Company and The Bank of New York, as trustee (the trustee under the
Senior Debt Indenture and the Subordinated Debt Indenture is referred to as the
"Trustee"); (iii) warrants (the "Warrants") to purchase Debt Securities, preference shares, ordinary shares or other securities of the Company, which may be issued pursuant to one or more warrant agreements (each, a "Warrant
Agreement") proposed to be entered into between the Company and a warrant agent or agents to be named (the "Warrant Agent" or "Warrant Agents"), to be sold separately or with Debt Securities, preference shares, ordinary shares or other securities of the Company; (iv) fractional shares of the Company's preference shares represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts ("Receipts"), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a "Deposit Agreement"); (v) trust preferred securities (the "Trust Preferred Securities") of the Trusts, which may be issued by each Trust pursuant to its Amended and Restated Declaration of Trust, proposed to be entered into by the Company and trustees to be named (each, an
"Amended Declaration"); (vi) guarantees of the Company (the "Trust Preferred
Securities Guarantees") of the Trust Preferred Securities, which may be issued in the form of a Trust Preferred Securities Guarantee Agreement proposed to be entered into by the Company and a preferred guarantee trustee or trustees to be named (the "Preferred Guarantee Trustee" or "Preferred Guarantee Trustees")
(each, a "Guarantee Agreement"); (vii) stock purchase contracts of the Company
(the "Stock Purchase Contracts") obligating the holders to purchase from the
Company, and the Company to sell to the holders, ordinary shares, preference shares and/or Depositary Shares at a future date or dates, which may be issued under one or more purchase contract agreements (each, a "Purchase Contract
Agreement") proposed to be entered into by the Company and a purchase contract agent or agents to be named (the "Purchase Contract Agent" or "Purchase Contract
Agents"); and (viii) stock purchase units of the Company (the "Stock Purchase
Units") each representing ownership of a Stock Purchase Contract, Warrants and/or any of the Debt Securities, Trust Preferred Securities or debt obligations of third parties, including United States treasury obligations, other Stock Purchase Contracts or ordinary shares, securing a holder's obligation to purchase or to sell, as the case may be, shares of ordinary shares, shares of preference shares or Depositary Shares under the Stock
Purchase Contract. The Debt Securities, the Depositary Shares, the Warrants, the
Trust Preferred Securities, the Trust Preferred Securities Guarantees, the Stock
Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the "Offered Securities."

         This opinion is delivered in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act.

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including:

         (a) the form of Registration Statement;

         (b) the Senior Debt Indenture, filed as an exhibit to the Registration
Statement;

         (c) the form of the Subordinated Debt Indenture, filed as an exhibit to the Registration Statement;

         (d) the form of the Debt Securities included in the Senior Debt
Indenture and the Subordinated Debt Indenture;

         (e) the Certificate of Trust of each Trust (each, a "Certificate of
Trust"), as filed with the Secretary of State of the State of Delaware on June
15, 2004, each such Certificate of Trust being among The Bank of New York
(Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as Institutional Trustee (the "Institutional Trustee") and Steven W. Carlsen,
Emily Canelo and Daniel S. Lurie, as Administrative Trustees (each, an
"Administrative Trustee"), respectively, each filed as an exhibit to the
Registration Statement;

         (f) the Declaration of Trust of each Trust (each, a "Declaration of
Trust") dated June 15, 2004, each such Declaration of Trust being among the
Company, as sponsor, the Delaware Trustee, the Institutional Trustee and the
Administrative Trustees, respectively, each filed as an exhibit to the
Registration Statement;

         (g) the form of the Amended Declaration (including the form of the
Trust Preferred Securities), filed as an exhibit to the Registration Statement;

         (h) the form of each of the Warrant Agreements, filed as an exhibit to the Registration Statement;

         (i) the form of the Guarantee Agreement, filed as an exhibit to the
Registration Statement;

         (j) the form of the Purchase Contract Agreement, filed as an exhibit to the Registration Statement;

         (k) the form of the Stock Purchase Unit, filed as an exhibit to the
Registration Statement; and

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

         (l) the form of the Deposit Agreement, filed as an exhibit to the
Registration Statement.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company), other than the Trusts, have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent set forth in opinion numbers 1, 2 and 4-7, that such documents constitute or will constitute valid and binding obligations of such parties. We have also assumed that the Debt Securities, the Subordinated Debt Indenture, the Warrant
Agreements, the Amended Declaration of each Trust, the Trust Preferred
Securities of each Trust, the Trust Preferred Securities Guarantee of each
Trust, the Guarantee Agreements, the Purchase Contract Agreements, the Stock
Purchase Units and the Deposit Agreements will be duly authorized, executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Trusts, as applicable, of, and the performance of their respective obligations under, the
Subordinated Debt Indenture, the Offered Securities, the Warrant Agreements, the
Purchase Contract Agreements, the Guarantee Agreements and the Deposit
Agreements, will not violate, conflict with or constitute a default under, and the execution and delivery by the Company of the Senior Debt Indenture did not,
and the performance by the Company of its obligations thereunder will not, violate, conflict with or constitute a default under, (i) the memorandum of association or the amended and restated bye-laws of the Company, or any agreement or other instrument to which the Company, the Trusts or their respective properties are subject; (ii) any law, rule or regulation to which the
Company or either Trust is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that the Company has been duly authorized and is and will continue to be validly existing under Bermuda law and that (i) the Company has duly authorized the filing of the Registration
Statement under Bermuda law; (ii) prior to the issuance of any Offered
Securities, the Company will have duly authorized the issuance and terms of the
Offered Securities under Bermuda law; (iii) prior to the issuance of any Offered
Securities, the Subordinated Debt Indenture, the Declarations of Trust, the
Amended Declarations, the Warrant Agreements, the Guarantee Agreements, the

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

Purchase Contract Agreements and the Deposit Agreement, as applicable, and each certificate or other executed document evidencing Offered Securities will be duly authorized, executed and delivered by the Company under Bermuda law; (iv)
the Senior Debt Indenture has been duly authorized, executed and delivered by the Company under Bermuda law; (v) the choice of New York law in the Senior Debt
Indenture, the Subordinated Debt Indenture, the Warrant Agreements, the
Guarantee Agreements, the Purchase Contract Agreements and the Deposit
Agreements is legal and valid under the laws of other applicable jurisdictions;
(vi) the execution and delivery by the Company of the Subordinated Debt
Indenture, each Declaration of Trust, each Amended Declaration, each Warrant
Agreement, each Guarantee Agreement, each Purchase Contract Agreement and each
Deposit Agreement and the performance by the Company of its obligations thereunder did not and will not violate or conflict with any laws of Bermuda;
and (vii) the Company has and will have complied with all aspects of the laws of
Bermuda in connection with the issuance of the Offered Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Trusts and others.

         Our opinions set forth below are limited to the Delaware Statutory
Trust Act and those laws of the State of New York and the United States of
America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         The opinions set forth below are subject to the following
qualifications, further assumptions and limitations:

         (i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceablility is considered in a proceeding in equity or at law);

         (ii) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

         (iii) the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Offered Debt
Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law;

         (iv) the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and

         (v) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Senior
Debt Indenture, the Subordinated Debt Indenture, the Warrant Agreements, the
Guarantee Agreements, the Purchase Contract Agreements and the Deposit
Agreements, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law ss.ss.
5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is
subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of
New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (i) if the
Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Debt
Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the Subordinated Debt Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities
(including any Debt Securities duly issued upon conversion, exchange or exercise of any Warrants), when issued and sold in accordance with the applicable
Indenture and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         2. With respect to any series of Warrants to be offered pursuant to the
Registration Statement (the "Offered Warrants"), when (i) if the Offered
Warrants are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ii) the terms of the Offered
Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Offered Warrants have been duly executed and countersigned in accordance with the provisions of the applicable
Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any
Warrants duly issued upon conversion, exchange or exercise of any Debt
Securities), when issued and sold in accordance with the applicable Warrant
Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         3. With respect to any series of Trust Preferred Securities to be offered pursuant to the Registration Statement (the "Offered Trust Preferred
Securities"), when (i) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, and (ii)
the terms of the Offered Trust Preferred Securities have been duly established in conformity with the applicable Amended Declaration and the Offered Trust
Preferred Securities have been duly extended and authenticated in accordance with the provisions of the applicable Amended Declaration and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Trust Preferred Securities (including any Trust Preferred Securities duly issued upon conversion, exchange or exercise of any Warrants), when issued or sold in accordance with the applicable Amended Declaration and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable. We bring to your attention, however, that the holders of the Offered Trust Preferred Securities may be obligated, pursuant to the applicable Amended Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the property trustee of the applicable Trust to exercise its rights and powers under the applicable Amended Declaration of such Trust.

         4. With respect to the Trust Preferred Securities Guarantees to be offered pursuant to the Registration Statement (the "Offered Trust Preferred
Securities Guarantees"), when (i) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the applicable Offered Trust Preferred Securities
Guarantee has been duly authorized, executed and delivered by the applicable
Trust and the other parties thereto, and (ii) the

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

terms of the Offered Trust Preferred Securities Guarantee and the issuance and sale of the related Offered Trust Preferred Securities being guaranteed thereby have been duly established in conformity with the applicable Amended Declaration and the Guarantee Agreement has been duly executed and countersigned in accordance with its provisions and the Offered Trust Preferred Securities
Guarantees have been duly issued and sold in the manner contemplated in the
Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Trust Preferred Securities Guarantees, when issued and sold in accordance with the applicable Guarantee Agreement and Amended Declaration and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         5. With respect to any Depositary Shares to be offered pursuant to the
Registration Statement (the "Offered Depositary Shares"), when (i) if the
Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered
Depositary Shares has been duly authorized, executed and delivered by the
Company and the other parties thereto; (ii) the terms of the Offered Depositary
Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement relating to such Offered Depositary Shares and the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; (iii) the preference shares relating to such Offered
Depositary Shares have been duly and validly issued and paid for under Bermuda law and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (iv) the Receipts evidencing such
Offered Depositary Shares are duly issued against the deposit of such preference shares in accordance with the Deposit Agreement, such Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, and the Offered Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         6. With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Contracts"), when (i)
if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the
Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ii) the terms of the Offered Stock Purchase Contracts and of the issuance and sale thereof have been duly established in conformity with the

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

applicable Purchase Contract Agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Stock Purchase Contracts that are a component of the Purchase Units (including authorization of the issuance of the ordinary shares, the preference shares or the Debt Securities to be issued pursuant to such Purchase Contracts) and the Offered Stock Purchase
Contracts have been duly executed and authenticated in accordance with the provisions of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         7. With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Units"), when (i) if the
Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Stock
Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ii) the terms of the Offered Stock Purchase
Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established, in conformity with the related Purchase Contract
Agreements that are a component of the Offered Stock Purchase Units (including authorization of the issuance of the ordinary shares, the preference shares or the Debt Securities to be issued pursuant to such Purchase Contracts), and the related Stock Purchase Contracts have been duly executed and authenticated in accordance with the provisions of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         Appleby Spurling Hunter is permitted to rely upon this opinion for the purpose of delivering its opinion to the Company in its capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation
S-K of the Securities Act. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration
Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities
Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we

Endurance Specialty Holdings Ltd.
Endurance Holdings Capital Trust I
Endurance Holdings Capital Trust II
June 2, 2005

disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP